                                                                   Exhibit (14)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this registration statement under the Securities Act of 1933 on Form N-14 (the "Registration Statement") of our report dated May 10, 2002, relating to the financial statements and financial highlights appearing in the March 31, 2002 Annual Report of State Street Research High Income Fund, a series of State Street Research Income Trust ("High Income Fund") and of our report dated June 14, 2002, relating to the financial statements and financial highlights appearing in the April 30, 2002 Annual Report of State Street Research Strategic Income Fund, a series of State Street Research Securities Trust ("Strategic Income Fund"). We also consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information dated August 1, 2002, for the High Income Fund and in the Statement of Additional Information dated June 29, 2002, for the Strategic Income Fund, incorporated by reference in the Registration Statement.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
November 6, 2002